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                                                                  EXHIBIT 28.1
                  PROXY--WISCONSIN PUBLIC SERVICE CORPORATION

Proxy solicited on behalf of the Board of Directors for the Annual Shareholders
                              Meeting--May 5, 1994

    The undersigned hereby appoints Daniel A. Bollom and Robert H. Knuth as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below and, in their discretion, upon such other business as may properly come before the meeting, all the shares of common stock of Wisconsin Public Service Corporation held of record by the undersigned on March 17, 1994, at the annual meeting of shareholders to be held on May 5, 1994, at 10:30 A.M. or any adjournment thereof:

1.         ELECTION OF DIRECTORS          / / FOR ALL NOMINEES             / / WITHHOLD AUTHORITY
                                             listed below (except as          to vote for nominees listed
                                             noted to the contrary)           below

      Michael S. Ariens, Kathryn M. Hasselblad-Pascale and Linus M. Stoll.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
            WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
                                        ________________________________________

2.         / / FOR        / / AGAINST        / / ABSTAIN approval of Plan and Agreement of Share Exchange between Wisconsin Public Service Corporation and WPS Resources Corporation.

 (THIS PROXY IS CONTINUED, AND IS TO BE SIGNED AND DATED ON THE REVERSE SIDE.)
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    THIS PROXY  WHEN PROPERLY  EXECUTED WILL  BE VOTED  IN THE  MANNER  DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSAL 2.

    PLEASE MARK ONE BOX ONLY IN THE ELECTION AND WITH RESPECT TO PROPOSAL 2, SIGN EXACTLY AS YOUR NAME IS PRINTED ON THIS CARD, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                                                 _______________________________
                                                 _______________________________
                                                 Signature(s) of shareholder(s)
                                                 Dated: __________________, 1994